UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

USBC, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 E 2nd Street, 15th Floor, Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

775-239-7673
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	USBC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On June 15, 2026 (the "Record Date"), Goldeneye 1995 LLC ("Goldeneye"), the holder of approximately 92.2% of the voting power of the outstanding common stock, par value $0.001 per share (the "Common Stock"), of USBC, Inc. (the "Company"), approved by written consent in lieu of a special meeting of stockholders, a proposal to effect a reverse stock split of the Company's outstanding Common Stock at a ratio ranging from 1-for-2 to 1-for-5 (the "Reverse Stock Split"). The Reverse Stock Split will not reduce the number of authorized shares of the Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split.

The Reverse Stock Split was previously approved and recommended by the Company's Board of Directors (the "Board") on June 12, 2026. The Company elected to seek written consent of Goldeneye in lieu of holding a special meeting of stockholders to reduce costs and implement the Reverse Stock Split in a timely manner. The exact ratio and timing of the Reverse Stock Split will be determined by the Company in its discretion and may be effected, if at all, within twelve (12) months following June 15, 2026.

The Company filed a preliminary Information Statement on Schedule 14C with the Securities and Exchange Commission (the "SEC") on June 22, 2026 to inform our stockholders of the action taken by Goldeneye to approve the Reverse Stock Split. We expect to distribute a definitive Information Statement on Schedule 14C to our stockholders of record as of the Record Date as notice of the action taken. The Reverse Stock Split will not become effective until the requirements of Rule 14c-2 under the Securities Exchange Act of 1934, as amended, have been satisfied.

Item 8.01 - Other Events.

The Company is a growth-stage financial technology company focused on the development of the USBC tokenized deposit offering, a U.S.-dollar denominated tokenized deposit that operates on blockchain technology and is embedded with digital identity. Since announcing the initiation of our multi-phase tokenized deposit product delivery strategy on March 10, 2026, the Company has delivered core product infrastructure and successfully completed initial technical readiness testing with a limited group of internal users in a controlled environment. The Company continues to advance subsequent phases of the product delivery strategy in preparation for a future public launch. Development costs are accelerating as the program advances and are expected to be significant.
The Company relies on access to external sources of capital to fund our product development, commercialization efforts, working capital needs, and general corporate purposes. Therefore, it is foreseeable that the Company may seek to issue additional shares of Common Stock in connection with future capital raising activities.

The Board believes that effecting the Reverse Stock Split may facilitate future capital raising efforts by improving the marketability of the Company's Common Stock and broadening the range of potential investors that may consider investing in our Common Stock. However, there can be no assurance that the Reverse Stock Split will achieve these objectives or result in the availability of additional capital on acceptable terms, if at all.

On June 12, 2026, our Board approved and recommended for approval by our stockholders the Reverse Stock Split. The Reverse Stock Split was approved by Goldeneye on June 15, 2026, and may be effected at any time within twelve (12) months following such approval.

Additional information regarding the Reverse Stock Split and the reasons for undertaking the action can be found in the preliminary Information Statement on Schedule 14C filed with the Securities and Exchange Commission on June 22, 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s ongoing product development activities, the Reverse Stock Split and its anticipated effects on the Company's stock price, the testing and progression of its tokenized deposit product offering, the anticipated timing and execution of future development phases, the potential launch of a retail product, the Company’s engagement with third-party partners and vendors, including affiliated service providers, and expected future expenditures and reimbursements in connection with such activities. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, regulatory approvals, market adoption, technological developments, volatility in digital asset markets, collateral calls, mandatory repayments, or liquidation events, and other risks and uncertainties more fully detailed in the section captioned “Risk Factors” in the Company’s most recent Reports on Forms 10-K, 10-Q, 8-K, and other reports filed with the SEC from time to time. As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company’s actual results may differ materially from those expressed or implied in such statements. Forward-looking statements contained in this Current Report are only made as of this date, and the Company undertakes no duty to update such information after the date of this Current Report except as required under applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

USBC, INC.

Date: June 22, 2026	By:	/s/ Kitty Payne
	Name:	Kitty Payne
	Title:	Chief Financial Officer